Exhibit 17.1

                            LETTER OF AUTHORIZATION

     I, hereinafter, authorize MS Judy to use the capital of TIC in proclaiming procedure for the resignation of the management team.

                                    Authorized by: /s/ Lin Shuixing
                                                   ----------------
                                                   (Signature) Lin Shuixing



                                                          May 15, 2006